EXHIBIT 99.1

ConnectOne Bancorp, Inc. to Host 2021 First Quarter Results Conference Call on April 29, 2021

ENGLEWOOD CLIFFS, N.J., April 15, 2021 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today announced that it plans to release results for the first quarter ended March 31, 2021 before the market opens on Thursday, April 29, 2021. Management will also host a conference call and audio webcast at 10:00 a.m. ET on April 29, 2021 to review the Company's financial performance and operating results.

Chairman and Chief Executive Officer Frank Sorrentino III and Chief Financial Officer William S. Burns will host the call. The conference call dial-in number is 201-689-8471, access code 13718388. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, April 29, 2021 and ending on Thursday, May 6, 2021 by dialing 412-317-6671, access code 13718388. An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.
ConnectOne Bancorp, Inc., through its subsidiary, ConnectOne Bank offers a full suite of both commercial and consumer banking and lending products and services through its banking offices located in New York and New Jersey. ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol “CNOB,” and information about ConnectOne may be found https://www.ConnectOneBank.com.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Will Crockett MWWPR
703.944.4213; wcrockett@mww.com